EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Arista Power, Inc.
1999 Mt. Read Blvd
Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statement on Form  S-8 (Nos. 333-171065 and 333-163939) of Arista Power, Inc. of our report, dated March 28, 2013 relating to the financial statements which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 28, 2013